UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 18, 2010, at the Annual Meeting of Stockholders of eMagin Corporation (the “Company”), the Company’s stockholders approved  (i) electing 6 directors named by the Company (Irwin Engelman, Andrew G. Sculley, Paul Cronson, Stephen Seay, Claude Charles, and Leslie G. Polgar), (ii) the ratification of EisnerAmper LLP as the Company’s independent auditors for the fiscal year  ending December 31, 2010  (“Auditor Ratification”) and (iii) the amendment of the Company’s amended and restated certificate of incorporation to eliminate the classified board of directors ("Amendment to Certificate of Incorporation”).

As of September 30, 2010, the record date for the meeting, the Company had outstanding and entitled to vote 19,938,992 shares of common stock and 5,679 shares of its outstanding Series B Convertible Preferred Stock, of which each share of Series B Convertible Preferred Stock is entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock.  The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes

1. Election of Six Directors

Irwin Engelman	16,194,676	-	27,385	-	8,237,435
Andrew G. Sculley	16,195,230	-	26,831	-	8,237,435
Paul Cronson	16,195,736	-	26,325	-	8,237,435
Stephen Seay	16,202,725	-	19,336	-	8,237,435
Claude Charles	16,202,445	-	19,616	-	8,237,435
Leslie G. Polgar	16,197,166	-	24,895	-	8,237,435

2. Auditor Ratification	24,394,368	37,630	-	27,498	-

3. Amendment to Certificate of Incorporation	24,143,058	257,026	-	59,412	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: November 22, 2010	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer